Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 8, 2026

BUTLER NATIONAL CORPORATION ANNOUNCES FISCAL YEAR END 2026 FINANCIAL RESULTS
- Revenue increased 17% to $98.0 million - Operating income increased 69% to $28.5 million
- Net income increased 75% to $21.9 million - Earnings per share increased to $0.34 from $0.19

• Diluted earnings per share increased to $0.10 from $0.05

- Earnings Per Share increased to $0.10 from $0.05

-Operating income of $4.7 million reflects a 32% increase from prior year first quarter

NEW CENTURY, KANSAS, July 8, 2026 - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fiscal year ended April 30, 2026. The Company will host a conference call on Wednesday, July 8, 2026 at 10:00 AM Central Time to review these results.

Historical selected financial data related to all operations:
(In thousands, except shares and per share data)
Year Ended April 30
	2026	2025
Revenue	$ 97,967	$ 83,968
Operating Income	$ 28,453	$ 16,827
Net Income	$ 21,933	$ 12,551
Weighted Average Shares – Diluted	64,965,512	67,835,577
Earnings Per Share	$ 0.34	$ 0.19
Selected Balance Sheet data
(In thousands)	As of April 30, 2026
Total Assets	$ 141,842
Long-term liabilities	$ 28,445
Stockholders' Equity	$ 81,978
Management Comments
Butler National Corporation interim CEO, Adam Sefchick, commented on the results stating, “Butler National delivered record operating income and record earnings per share during fiscal 2026. These results reflect the dedication of our employees, the continued execution of our strategic initiatives, and our focus on operational efficiency across the organization. Revenue increased 17% to $98.0 million, operating income increased 69% to $28.5 million, and net income increased 75% to $21.9 million compared to fiscal 2025.

The Company also continued its long-standing commitment to shareholder-friendly capital allocation through ongoing share repurchases and the avoidance of shareholder dilution. Earnings per share increased to $0.34, reflecting both improved operating performance and a reduced share count.

Within our Aerospace Products segment, strong performance from both Avcon Aircraft Modifications and Butler National-Tempe contributed significantly to our results driving backlog growth to a record $47.1 million. At Avcon, we achieved several significant milestones, including the successful completion and certification of our Special Mission Challenger 605/650 platform. In addition, Avcon completed a complex special mission system integration, delivering a CASA CN-235 airplane upgraded with a new sensor package that included a new Avcon-designed custom work station, further expanding our special mission capabilities and creating opportunities for future derivative products, follow-on installations, and recurring revenue streams. These projects demonstrate Avcon’s expanding capabilities as a provider of both aircraft modification and special mission system integration solutions. Special Mission Electronics (Tempe) continued to experience strong customer demand and increasing production volumes.
Margin improvements continued through the sale of Avcon aircraft modification kits for customer installation. These kits included the Cessna Caravan camera port modification, as well as the Avcon rails and Special Mission Pod for the King Air.

These results reflect the continued execution of strategic initiatives implemented over the last several years, including investments in new product development, manufacturing capabilities, and operational efficiency. We remain focused on customer satisfaction, operational excellence, and disciplined growth.”
Executive Chairman Jeffrey Yowell commented: “Fiscal 2026 was a record year for Butler National, and those results are a direct reflection of the dedication, talent, and hard work of our employees across the organization. On behalf of the Board of Directors, I want to thank our employees for their commitment to serving our customers, supporting one another, and executing at a high level every day. The Board remains focused on maintaining stability, supporting continued operational execution, and advancing initiatives that create long-term shareholder value.
As Butler National enters its next chapter of leadership and growth, our Board and management team remain focused on executing the Company’s strategic and operational priorities. While the Board conducts its search for a permanent Chief Executive Officer, we are confident in the current leadership team and our ability to continue delivering for customers, employees, and shareholders. Our performance this past year reflects a continued focus on higher-margin product sales, improved operating efficiencies, and disciplined execution. We remain committed to expanding our workforce, increasing production capacity, and building upon the strong foundation that has been established across Butler National.”
During fiscal 2026, the Company invested approximately $2.7 million in the development and production of new products. These products resulted in additional Supplemental Type Certificates (“STCs”) and management believes these investments will support future revenue growth and additional high-margin modification programs.
Stockholders’ equity increased 26% during fiscal 2026 while long-term liabilities declined 16%. We repurchased 3,326,688 shares of our outstanding common stock during fiscal 2026 as part of our ongoing capital allocation strategy.
Business Segment Highlights
Aerospace Products:
Revenue from the Aerospace Products segment increased 33% to $60.6 million in fiscal 2026 compared to $45.7 million in fiscal 2025. The increase in revenue was primarily driven by a $7.6 million increase in aircraft modification activity and a $6.5 million increase in the sales of special mission electronics. In addition to revenue growth, segment profitability benefited from increased production efficiencies, greater fabrication capabilities, larger plane modification and system integration projects, and higher sales volumes.
Butler National-Tempe continued to experience strong demand for its legacy electronic control systems as well as deliveries of M134 minigun gun control units. The increase in revenue with respect to Special Mission Electronics is related to efficiencies in production, including pre-building components for shipment upon receipt of orders, increased inventory to minimize risk of production delay, and receipt of additional orders.
Professional Services:
Revenue from the Professional Services segment was $37.4 million in fiscal 2026 compared to $38.3 million in fiscal 2025. Mobile sports wagering revenue increased to $6.5 million compared to $5.8 million in fiscal 2025, reflecting continued growth in that market.

Traditional casino gaming revenue decreased to $26.7 million in fiscal 2026, a 5% decrease compared to fiscal 2025, reflecting broader economic pressures affecting the regional agricultural economy in western Kansas. The Company continues to pursue initiatives designed to increase visitation and enhance the entertainment offerings at Boot Hill Casino & Resort, including the development of the adjacent Glo Hotel property by a local hospitality provider.
Backlog:
As of April 30, 2026 and 2025, our backlog totaled approximately $47.1 million and $33.6 million, respectively. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. There can be no assurance that all orders will be completed or that some may ever commence.
Conference Call:
What: Butler National Corporation Fiscal 2026 Financial Results Conference Call
When: Wednesday, July 8 2026 - 10:00 AM Central Time
How: Live via phone by dialing:         800 325 1307 - Toll-Free
858 244 1252 - Toll (international)
Passcode: 565658

Participants to the conference call should call in at least 5 minutes prior to the start time. An audio recording of the conference call will be made available on the Butler National Corporation website Investor Page (https://butlernational.com/investing/) following the call until August 8, 2026. Shareholders are encouraged to submit questions in advance through the Company's investor relations website.

Our Business:
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the design, manufacture, sale and service of structural modifications, design, integration and installation of electronic equipment, systems and technologies that enhance aircraft operations, and the design, manufacture and sale of defense related articles. Additionally, we operate FAA Repair Stations. Companies in Aerospace Products concentrate on products and services for Learjet, Challenger, Textron Beechcraft King Air, and Cessna turboprop aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming, dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.
Forward-Looking Information:
Statements made in this press release, reports and proxy statements filed with the Securities and Exchange Commission (the “SEC”), communications to stockholders, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company’s or management’s intentions, plans, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences, many of which are outside of our control, include, but are not limited to: (i) customer concentration risk; (ii) dependence on government spending; (iii) government shutdown; (iv) industry specific business cycles; (v) regulatory hurdles in the launch of new products; (vi) loss of key personnel, including executive officers; (vii) the geographic location of our casino; (viii) fixed-price contracts; (ix) international sales; (x) changing U.S. trade policy and impacts of tariffs; (xi) need to acquire hangar space for substantial growth; (xii) future acquisitions; (xiii) supply chain and labor issues; (xiv) customer demand; (xv) insurance costs and insufficient insurance for aircraft modifications; (xvi) cyber security threats; (xvii) fraud, theft and cheating at our casino; (xviii) dependence on third-party platforms to offer sports wagering; (xix) outside factors influence the profitability of sports wagering and legacy gaming; (xx) change of control restrictions; (xxi) significant and expensive governmental regulation across our industries; (xxii) U.S. Government action with respect to contracts; (xxiii) failure by the Company or its stockholders to maintain applicable gaming licenses; (xxiv) evolving political and legislative initiatives in gaming; (xxv) extensive and increasing taxation of gaming revenues; (xxvi) changes in regulations of financial reporting; (xxvii) the availability of financing; (xxviii) potential impairment losses; (xxix) marketability restrictions of our common stock; (xxx) the possibility of a reverse-stock split; (xxxi) market competition by larger competitors; (xxxii) acts of terrorism and war; (xxxiii) climate change, inclement weather and natural disasters; (xxxiv) rising inflation; (xxxv) failure of risk management; (xxxvi) effectiveness of internal controls; and (xxxvii) other factors discussed in Item 1A of the Company’s Annual Report on Form 10-K and other filings the Company makes with the SEC from time to time.

The forward-looking statements contained herein speak only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

Butler National Corporation Investor Relations	Ph (913) 780-9595
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